Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-139538 of Chicago Mercantile Exchange Holdings, Inc. of our report dated February 28, 2006, relating to the financial statements of CBOT Holdings, Inc. appearing in the Annual Report on Form 10-K of CBOT Holdings, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

January 29, 2007